This Personal Services Agreement (the "**Agreement**") is entered into this 15th day of July, 2016, by and between Buscar Stables, Inc., a California corporation (the "**Company**") with its principal place of business at 4325 Glencoe Ave Ste. C9-9903 Marina Del Rey, California and Joseph Wade, ("**Wade**") to be effective as of July 18, 2016 (the "**Effective Date**").

PREMISES

WHEREAS, the Company is the wholly owned subsidiary of Buscar Company, a Nevada Corporation.

WHEREAS, the Company's business is the breeding and sell of thoroughbreds.

WHEREAS, the Company desires to employ Wade pursuant to the terms and conditions and for the consideration set forth in this Agreement and Wade desires to enter the employ of the Company pursuant to such terms and conditions and for such consideration;

WHEREAS, the provisions of this Agreement are a condition of Wade being employed by Company, of Wade's having access to confidential business and technological information, and of Wade's being eligible to receive certain benefits of the Company. This Agreement is entered into, and is reasonably necessary, to protect confidential information and customer relationships to which Wade may have access, and to protect the goodwill and other business interests of the Company; and

WHEREAS, the provisions of this Agreement are also a condition to Wade's agreement to provide personal services to the Company.

NOW THEREFORE, in consideration of the mutual promises and covenants agreed to herein, the receipt and sufficiency of which are hereby acknowledged, the Company and Wade agree as follows:

AGREEMENT

1. Position, Term, Duties, Responsibilities.

(a) Position. Wade shall be employed by the Company as its Director of Racing Operations to act in accordance with the terms and conditions hereinafter set forth.

(b) Licenses: The Company has registered its stable name with the California Horse Racing Board (CHRB). Wade is the licensed owner of record. The Company and Wade both acknowledge pursuant to CHRB Rule 1783, that Wade is not able to race thoroughbred under his name so long as he is the licensed owner of record for the Company.

(c) Duties. Wade shall faithfully and diligently render such services and perform such related duties and responsibilities as are customarily performed by a person holding such title and as otherwise may, from time to time, be reasonably assigned to Wade by the Company's President. Wade shall comply with the provisions of this Agreement and all reasonable rules, regulations and administrative directions now or hereafter established by the Company.

(d) Other Activities. During Wade's employment with the Company, Wade shall devote as much business time, attention and energies to the performance of his duties and functions under this Agreement as they deem necessary.

(e) Term. This Agreement shall be for a term beginning on the Effective Date shall be month to month and can be terminated with 30 days' notice.

2. Compensation, Bonuses and Benefits.

(a) Base Salary. During Wade's employment with the Company, the Company shall pay Wade a base annual salary (the "**Base Salary**") of $50,000 per year.

(b) S-8 Stock Awards. Wade shall also be awarded 1,000,000 shares of Buscar Company's Common Stock upon execution of this agreement. These shares shall act as an inducement for Wade to execute this agreement and shall be deemed earned upon execution.

3. Termination.

(a) Mutual Agreement. Wade's employment under this Agreement may be terminated at any time by the mutual agreement of the Company and Wade, expressed in writing.

(b) Voluntary. Wade's employment under this Agreement may be terminated by Wade with or without the consent of the Company by giving written notice of his/her intent to terminate with the effective date of termination at least four weeks after the effective date of the notice of termination. After such notice, the Company may accelerate the date such termination will take effect pursuant to this paragraph (b) without being in breach hereof.

(c) Without Cause. The Company may terminate Wade's employment under this Agreement at any time without Cause effective immediately upon delivery of written notice to Wade.

(d) For Cause by the Company. The Company may terminate Wade's employment for "Cause" at any time prior to the expiration of the Term effective immediately upon delivery of written notice to Wade. For purposes of this Agreement, "Cause" shall mean:

(i) Wade engaging in a material act of theft, embezzlement, misappropriation of funds or property, or fraud against, or with respect to the business, of the Company or any affiliate;

(ii) Current use of illegal drugs on or off the job

(iii) Wade has been determined as a result of his/her incapacity due to physical or mental illness, by two physicians selected by the president of the Los Angeles, California chapter of the American Medical Association, to be unable to perform substantially and continuously the Wade's obligations under this Agreement for a period of three consecutive months or for an aggregate of six months in any 12-month period (a "**Disability**");

(iv) Wade commits a breach of any material term of this Agreement and, if such breach is capable of being cured, fails to cure such breach within 30 days of notice of such breach;

(v) Wade is charged with or found guilty of, or pleads guilty or nolo contendere to a felony or a crime involving moral turpitude;

(vi) As a result of Wade's gross negligence or willful misconduct, Wade commits any act that causes, or knowingly fails to take reasonable and appropriate action to prevent, any material injury to the financial condition or business reputation of the Company or any affiliate; however, this shall not apply to any act of the Company or of its affiliates or subsidiaries or any other employee thereof except to the extent that such act was committed at the direction of, or with the knowledge and consent of, Wade;

(vii) Engaging in any offense punishable by the termination of employment as set forth in the Company's employment policies manual, as said manual is now in effect or as said manual is amended from time to time during the term of this Agreement;

(e) Notice of Termination. Any purported termination of employment shall be communicated through written notice indicating the specific provision in this Agreement relied upon. In addition, notwithstanding the termination date specified in Wade's notice of termination to the Company under this Section 3, the Company may, in its sole discretion, accelerate the termination date to any earlier date up to and including the date it received such notice and such date shall be considered the termination date; provided however, that the Company shall continue to pay Wade through the termination date specified in Wade's notice of termination.

4. Reserved.

5. Reserved.

6. Confidentiality.

(a) Confidential Information. Wade further recognizes that by virtue of his/her employment relationship to Company, Wade will be granted otherwise prohibited access to confidential, proprietary information and data of Company which is not known either to its competitors or within the collegiate student businesses, personal communication skills improvement businesses, and related financial planning business generally and which has independent economic value to Company and to its subsidiaries and affiliates (the "Confidential Information," as further defined in Appendix A, incorporated and included herein specifically by this reference). Accordingly, Wade covenants that during the term of his/her employment with the Company and thereafter he/she will keep confidential all Confidential Information and documents furnished to him/her by or on behalf of the Company and not use the same to his/her advantage, except to the extent such information or documents are lawfully obtained from other sources on a non-confidential (as to the Company) basis or are in public domain through no fault on his/her part or is consented to in writing by the Company.

(b) Innovations, Patents and Copyrights. Wade agrees to promptly disclose, in writing, all Innovations to the Company. Wade further agrees to provide all assistant requested by the Company, at its expense, in the preservation of its interests in any Innovations (as hereinafter defined), and hereby assigns and agrees to assign to the Company all rights, title and interest in and to all worldwide patents, patent applications, copyrights, trade secrets and other intellectual property rights or "Moral Rights" in any Innovation. Furthermore, during the term of this Agreement, the Company may, with Wade's written permission (such permission not to be unreasonably withheld), use Wade's name and image as appropriate in the conduct of its business.

"Innovations" shall mean all developments, improvements, designs, original works of authorship, formulas, processes, software, programs, databases, and trade secrets, whether or not patentable, copyrightable or protectable as trade secrets, that Wade by him/herself or jointly with others, creates, modifies, develops, or implements during the period of Wade's employment which relate in any way to any of the Company's lines of business. The term Innovations shall not include Innovations developed entirely on Wade's own time without using the Company's equipment, supplies, facilities or Confidential Information and, which neither relate to the Company's business, nor result from any work performed by or for the Company.

7. Alternative Dispute Resolution. The Company and Wade mutually agree that any controversy or claim arising out of or relating to this Agreement or the breach thereof, or any other dispute between the parties relating in any way to Wade's employment with the Company or the termination of that relationship, including disputes arising under the common law and/or any federal or state statutes, laws or regulations, shall be submitted to mediation before a mutually agreeable mediator, which cost is to be borne equally by the parties. In the event mediation is unsuccessful in resolving the claim or controversy, such claim or controversy shall be resolved as set forth in Paragraph 16 below. The claims covered by this Agreement ("Arbitrable Claims") include, but are not limited to, claims for wages or other compensation due; claims for breach of any contract (including this Agreement) or covenant (express or implied); tort claims; claims for discrimination (including, but not limited to, race, sex, religion, national origin, age, marital status, medical condition, or disability); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one); and claims for violations of any federal, state, or other law, statute, regulation, or ordinance, except claims excluded in the following paragraph. The parties hereby waive any rights they may have to trial by jury in regard to Arbitrable Claims if arbitration is selected as the method of dispute resolution pursuant to the terms of Paragraph 16 as set forth below.

Claims Wade or the Company may have regarding Workers' Compensation, unemployment compensation benefits, the non-solicitation and non-competition provisions of this Agreement, or the proprietary information provisions of this Agreement are not covered by this Paragraph or the arbitration and mediation provisions of Paragraph 16 of this Agreement as set forth below.

8. Notices. All notices and other communications provided for hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, postage paid, or delivered personally, by overnight delivery service or by facsimile, computer mail or other electronic means, with confirmation of receipt, addressed as follows:

to Company at:

Buscar Stables, Inc.
4325 Glencoe Ave Ste C9-9903
Marina Del Rey, California

and to Wade at:

Either Party may be like notice specify or change an address to which notices and communications shall thereafter be sent, Notices sent by facsimile, computer mail or other electronic means shall be effective upon confirmation of receipt, notices sent by mail or overnight delivery service shall be effective upon receipt, and notices given personally shall be effective when delivered.

9. Entire Agreement. The terms of this Agreement is intended by the parties to be the final and exclusive expression of their agreement with respect to the employment of Wade by the Company and may not be contradicted by evidence of any prior or contemporaneous statements or agreements. The parties further intend that this Agreement shall constitute the complete an exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

10. Amendments, Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by Wade and by a duly authorized representative of the Company other than Wade. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity.

11. Assignment, Successors and Assigns. Wade agrees that Wade will not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement, nor shall Wade's rights be subject to encumbrance or the claims of creditors. Any purported assignment, transfer, or delegation shall be null and void. Subject to the foregoing, this Agreement shall be binding upon Wade and the Company and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

12. Exclusion of Property of Others. Wade covenants that he/she has not and will not to the best of her knowledge bring to the Company or use in the performance of her duties any documents or materials of a former employer that are not generally available to the public or that have not been legally transferred to the Company.

13. Wade's Authorization to Deduct Amounts Owed. Upon Wade's separation from employment, the Company is authorized to deduct from Wade's final wages or other monies due Wade any debts or amounts owed to the Company by Wade. Upon Wade's separation from employment, the Company shall reimburse any deferred salary or any expense properly incurred by Wade while employed by the Company.

14. Severability; Enforcement. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court or arbitrator of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect.

15. Arbitration; Jurisdiction. At the option of Company, any dispute arising out of this Agreement shall (I) be settled by binding arbitration by one Arbitrator brought before the American Arbitration Association ("AAA"), pursuant to the AAA rules for commercial disputes, in the State of Nevada, County of Clark, or the closest AAA office; or (ii) shall be brought by commencement of an action in a court of competent jurisdiction in Clark County,

Nevada, and such forum shall be the exclusive forum for remedies of any such disputes. Both parties consent to personal jurisdiction in the courts located in Clark County, Nevada. If arbitration is selected, the arbitration shall be in accordance with the then-current Employment Dispute Resolution Rules of the American Arbitration Association, before an arbitrator licensed to practice law in Nevada. Either the Arbitrator or the court, as the case may be, shall be granted all powers and shall have the authority to grant injunctive relief or specific performance to the fullest extent necessary to enforce the terms of this Agreement, without the necessity of posting bond. As part of any award, the prevailing party shall be entitled to costs and an award of reasonable attorneys fees only as expressly provided in this Agreement. The award of any arbitration shall be final and binding upon the parties and judgment may be entered in any court necessary or appropriate for enforcement thereof. The terms of this paragraph shall apply to dispute arising hereunder notwithstanding anything to the contrary set forth herein, and shall survive the termination of Wade's employment hereunder.

16. Wade Acknowledgment. The parties acknowledge (a) that they have consulted with or have had the opportunity to consult with independent counsel of their own choice concerning this Agreement, and (b) that they have read and understand the Agreement, are fully aware of its legal effect, and have entered into it freely based on their own judgment and not on any representations or promises other than those contained in this Agreement.

17. Attorneys' Fees. The substantially prevailing party in any litigation, arbitration, or other proceeding enforcing this Agreement shall be entitled to reimbursement of all costs and expenses including, without limitation, reasonable attorneys' fees at each trial and appellate level.

18. Captions. The captions in this Agreement are included for purposes of reference only and are not part of the text of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date.

Company:

Buscar Stables, Inc.
By: Anastasia Shishova
Title: President

Wade: